Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

Investor Relations Contact:                            Company Contact:
Claire McAdams                                    Jeffrey Andreson, CFO
Headgate Partners LLC                                Nanometrics Incorporated
530.265.9899                                    408.545.6143
claire@headgatepartners.com                            jandreson@nanometrics.com

Nanometrics Reports First Quarter 2015 Financial Results

MILPITAS, Calif., April 28, 2015 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its first quarter ended March 28, 2015.

Q1 2015 Highlights Include:
- Improved Financial Performance. Revenue grew 27% from Q4 2014 and non-GAAP gross margin improved 2.3 percentage points; strong revenue ramp and improved operating efficiencies resulted in over 50% flow-through to operating income and return to profitability exceeding the high end of guidance.
- Record Revenues from World's Leading Foundry. Successful execution in new account penetration and market share gains contributed to record-high sales to the industry's leading pure-play foundry customer.
- Atlas® OCD Now Deployed in High-Volume Manufacturing for Every Advanced 3D Device Type. Sales for advanced 3D devices totaled 80% of Atlas revenues in the quarter, as Nanometrics Optical Critical Dimension (OCD) solutions for process control on flagship Atlas platform are now being utilized in high-volume manufacturing across all leading-edge devices, including 16nm foundry, 2nd generation 3D-NAND and 20nm DRAM.
- Growing Market for OCD Integrated Metrology. The market for integrated metrology is growing due to increased customer adoption of OCD integrated metrology. IMPULSE® integrated metrology systems utilizing NanoDiffract® OCD software proliferated across multiple fabs for lithography track, CMP and etch process control of the most advanced memory and logic devices.

GAAP Results

	Q1 2015	Q4 2014	Q1 2014

Revenues	$50,376	$39,705	$51,576

Gross Profit	$23,379	$17,349	$24,149

Income (Loss) from Operations	$2,241	$(3,806)	$2,016

Net Income (Loss)	$2,556	$(4,639)	$1,595

Earnings (Loss) per Diluted Share	$0.11	$(0.19)	$0.07

Non-GAAP Results

	Q1 2015	Q4 2014	Q1 2014

Gross Profit	$24,011	$18,033	$24,823

Income (Loss) from Operations	$2,969	$(2,469)	$2,798

Net Income (Loss)	$3,284	$(2,999)	$2,095

Earnings (Loss) per Diluted Share	$0.14	$(0.12)	$0.09

Non-GAAP results exclude the impact of the following in the indicated period:
Amortization of acquired intangibles	●	●	●
Restructuring charges	●	●
Non-cash tax items		●

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website.

Commenting on the company’s results, president and chief executive officer Dr. Timothy J. Stultz said, "Our return to profitability, supported by a significant increase in revenues, clearly demonstrates the leverage in our business model and the impact of our increased focus on operating performance. Over the last several years our primary strategic objective has been to establish a strong competitive foothold in each of the major accounts within our industry. With the successes we have achieved in account penetration and share gains, we now have a more balanced customer base across all product types, allowing us to step up our focus on improving productivity, operational efficiency and financial performance. I am pleased with the execution by our team in responding to the steep ramp in demand-driven shipments, which helped us exceed our bottom-line expectations for the quarter. While some

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

industry participants have recently moderated their expectations for wafer fab equipment spending for the year, we remain in a robust capital spending environment. We expect Q2 to be another strong quarter as our OCD solutions continue to be critical enablers for all leading-edge devices."

First Quarter 2015 Summary
Revenues for the first quarter of 2015 were $50.4 million, up 27% from $39.7 million in the fourth quarter of 2014 and down 2% from $51.6 million in the first quarter of 2014. On a GAAP basis, gross margin was 46.4%, compared to 43.7% in the prior quarter and 46.8% in the year-ago period. Operating income was $2.2 million, compared to an operating loss of $3.8 million in the prior quarter and operating income of $2.0 million in the year-ago period. Net income was $2.6 million or $0.11 per diluted share, compared to a net loss of $4.6 million or $0.19 per share in the prior quarter, and net income of $1.6 million or $0.07 per diluted share in the first quarter of 2014.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, gross margin was 47.7% compared to 45.4% in the prior quarter and 48.1% in the year-ago period. Non-GAAP operating income for the first quarter excluded a $0.1 million restructuring charge and was $3.0 million, compared to an operating loss of $2.5 million in the prior quarter and operating income of $2.8 million in the first quarter of 2014. Non-GAAP net income, which adjusts for amortization of intangible assets, restructuring charges, valuation allowances related to certain deferred tax assets, and the income tax effect of non-GAAP adjustments, was $3.3 million or $0.14 per diluted share, compared to a net loss of $3.0 million or $0.12 per share in the prior quarter and net income of $2.1 million or $0.09 per diluted share in the first quarter of 2014.
Business Outlook
Management expects second-quarter 2015 revenues in the range of $45 to $50 million, with GAAP gross margin in the range of 45.5% to 48.0% and non-GAAP gross margin in the range of 47.0% to 49.5%. Management expects second-quarter operating expenses to range between $20.7 million and $21.5 million on a GAAP basis, and between $20.6 million and $21.4 million on a non-GAAP basis. Management expects second-quarter earnings in the range of ($0.02) per share to $0.09 per diluted share on a GAAP basis, and $0.01 to $0.12 per diluted share on a non-GAAP basis.
Conference Call Details
A conference call to discuss second quarter 2015 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.
Use of Non-GAAP Financial Information
Financial results such as non-GAAP gross profit, gross margin, operating income, net income, and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, restructuring charges, valuation allowances and adjustments related to certain deferred US and other tax assets and other unusual and infrequent items to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.
About Nanometrics
Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, such as data storage components and discretes including high-brightness LEDs and power management components. Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, overlay registration, topography and various thin film properties, including film thickness as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor market. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.
Forward Looking Statements
The statements in this press release under the caption “Business Outlook,” and in Dr. Stultz’s quote regarding the company’s expectations that Q2 will be another strong quarter, are forward-looking statements. Although Nanometrics believes that the

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors outside of Nanometrics' control, including levels of industry spending, shifts in the timing of customer orders and product shipments, technology adoption rates, changes in customer and product mix, changes in market share, and changes in operating expenses. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 27, 2014, as filed with the Securities and Exchange Commission on February 25, 2015, including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement except as required by law.

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 28, 2015	December 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$27,935	$34,676
Marketable securities	49,114	49,286
Accounts receivable, net	39,072	26,121
Inventories	37,487	35,105
Inventories-delivered systems	749	1,912
Prepaid expenses and other	9,493	9,289
Deferred income tax assets	1,455	1,457
Total current assets	165,305	157,846

Property, plant and equipment, net	47,800	49,633
Goodwill	9,391	10,494
Intangible assets, net	3,326	4,294
Deferred income tax assets	393	410
Other assets	554	559
Total assets	$226,769	$223,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,913	$10,199
Accrued payroll and related expenses	10,807	8,700
Deferred revenue	8,054	10,021
Other current liabilities	8,110	8,265
Income taxes payable	924	1,017
Total current liabilities	39,808	38,202

Deferred revenue	2,090	2,591
Income taxes payable	723	701
Deferred tax liabilities	962	926
Other long-term liabilities	1,348	1,279
Total liabilities	44,931	43,699

Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	252,839	251,396
Accumulated deficit	(66,558)	(69,114)
Accumulated other comprehensive income (loss)	(4,467)	(2,769)
Total stockholders’ equity	181,838	179,537
Total liabilities and stockholders’ equity	$226,769	$223,236

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended
	March 28, 2015	March 29, 2014
Net revenues:
Products	$38,339	$43,280
Service	12,037	8,296
Total net revenues	50,376	51,576

Costs of net revenues:
Cost of products	19,992	21,639
Cost of service	6,373	5,114
Amortization of intangible assets	632	674
Total costs of net revenues	26,997	27,427
Gross profit	23,379	24,149

Operating expenses:
Research and development	8,159	8,314
Selling	7,116	7,373
General and administrative	5,767	6,338
Amortization of intangible assets	38	108
Restructuring	58	—
Total operating expenses	21,138	22,133
Income from operations	2,241	2,016

Other income (expense):
Interest income	10	14
Interest expense	(82)	(100)
Other income, net	704	252
Total other income, net	632	166

Income before income taxes	2,873	2,182
Provision for income taxes	317	587
Net income	$2,556	$1,595

Net income per share:
Basic	$0.11	$0.07
Diluted	$0.11	$0.07
Shares used in per share calculation:
Basic	23,866	23,711
Diluted	24,257	24,159

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 28, 2015	March 29, 2014
Cash flows from operating activities:
Net income	$2,556	$1,595
Reconciliation of net income to net cash used in operating activities:
Depreciation and amortization	2,324	2,429
Stock-based compensation	1,571	1,634
Loss on disposal of fixed assets	485	—
Inventory write-down	403	669
Deferred income taxes	55	519
Changes in fair value of contingent consideration	35	(5)
Changes in assets and liabilities:
Accounts receivable	(13,340)	(967)
Inventories	(2,442)	(3,142)
Inventories-delivered systems	1,164	4,652
Prepaid expenses and other	(94)	1,845
Accounts payable, accrued and other liabilities	3,947	(2,536)
Deferred revenue	(2,468)	(10,619)
Income taxes payable	(70)	(766)
Net cash used in operating activities	(5,874)	(4,692)

Cash flows from investing activities:
Sales of marketable securities	1,082	—
Maturities of marketable securities	9,592	7,000
Purchases of marketable securities	(10,613)	(8,410)
Purchases of property, plant and equipment	(502)	(2,193)
Net cash used in investing activities	(441)	(3,603)

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	(224)	(100)
Proceeds from sale of shares under employee stock option and purchase plans	2,357	3,115
Taxes paid on net issuance of stock awards	(764)	(659)
Repurchases of common stock	(1,721)	—
Net cash (used in) provided by financing activities	(352)	2,356
Effect of exchange rate changes on cash and cash equivalents	(74)	7
Net decrease in cash and cash equivalents	(6,741)	(5,932)
Cash and cash equivalents, beginning of period	34,676	44,765
Cash and cash equivalents, end of period	$27,935	$38,833

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 28, 2015		December 27, 2014		March 29, 2014

Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$23,379	46.4%	$17,349	43.7%	$24,149	46.8%
Non-GAAP adjustments:
Amortization of intangible assets	632	1.3%	684	1.7%	674	1.3%
Non-GAAP gross profit and gross margin, respectively	$24,011	47.7%	$18,033	45.4%	$24,823	48.1%

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss)
GAAP operating income (loss)	$2,241		$(3,806)		$2,016
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	632		684		674
Amortization of intangible assets included in operating expenses	38		102		108
Restructuring included in operating expenses	58		551		—
Total non-GAAP adjustments to operating income (loss)	728		1,337		782
Non-GAAP operating income (loss)	$2,969		$(2,469)		$2,798

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss)
GAAP net income (loss)	$2,556		$(4,639)		$1,595
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income (loss)	728		1,337		782
Valuation allowance on deferred tax assets and other non-cash adjustments to tax assets	—		303		—
Income tax effect of non-GAAP adjustments	—		—		(282)
Non-GAAP net income (loss)	$3,284		$(2,999)		$2,095

GAAP net income (loss) per diluted share	$0.11		$(0.19)		$0.07

Non-GAAP net income (loss) per diluted share	$0.14		$(0.12)		$0.09

Shares used in diluted net income (loss) per share calculation	24,257		24,048		24,159

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